Exhibit 4.3

                 WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M.,
               EASTERN TIME, ON __________, 2007 SHALL BECOME VOID


                               WARRANT CERTIFICATE
   NUMBER                   VIPER MOTORCYCLE COMPANY               WARRANTS
W - _______           ORGANIZED UNDER THE LAWS OF MINNESOTA        ________

                                                               CUSIP 92762U 11 6


THIS CERTIFIES THAT

or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from VIPER MOTORCYCLE COMPANY, a Minnesota corporation (the "Company") at any time on or before 5:00 P.M. Eastern time, __________, 2007, in compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to, shares of the Common Stock of the Company (the "Warrant Shares"), by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed to the Warrant Agent, and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the Exercise Price.

     The Warrants evidenced by this certificate are governed in all respects by that certain Warrant Agreement dated as of _________, 2004 (the "Warrant Agreement") between the Company, Lane Capital Markets, LLC, as Underwriter and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant
Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the parties thereto and of the holder of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith. All terms used in this Warrant Certificate not otherwise defined herein shall have the respective meanings assigned to them in the Warrant Agreement.

     This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 P.M. Eastern time on ___________, 2007, unless extended by the Company as provided in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

     In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder, may be exchanged for a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange of this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith. The failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     The  Company  and the  Warrant  Agent  may deem and  treat  the  registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, VIPER MOTORCYCLE COMPANY has caused this Warrant Certificate to be duly executed.


WITNESS the facsimile signatures of its duly authorized officers

DATED:

COUNTERSIGNED AND REGISTERED:

CONTENTAL STOCK TRANSFER & TRUST COMPANY
AS WARRANT AGENT
BY:
   ---------------------------------------------------------------------------


VIPER MOTORCYCLE COMPANY

BY:                             ATTEST:



         SECRETARY                     CHIEF EXECUTIVE OFFICER

TO:  Continental Stock Transfer & Trust Company

                                  PURCHASE FORM

                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                   IN ORDER TO EXERCISE WARRANT CERTIFICATES)

                                  CASH PAYMENT

          The undersigned hereby irrevocably elects to exercise this Warrant, according to the terms and conditions hereof, and to purchase for cash _______ Shares of Comon Stock issuable upon exercise of this Warrant, and herewith makes payment of the exercise price of $________ per share thereof, and requests that certificates for such Shares be issued in the name of the undersigned or in the name of his assignee as indicated on the Assignment Form below.

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF           ----------------------------------------
   REGISTERED HOLDER OF CERTIFICATE     (Name - Please Print)

   --------------------------------     ----------------------------------------
                                        (Address)

   --------------------------------     ----------------------------------------
                                        SIGNATURE*

                                                --------------------------------

                                        *NOTICE  -  The   signature(s)   to  the
                                        Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.

                              --------------------

                                 ASSIGNMENT FORM
   (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO TRANSFER THE WARRANT)

PLEASE INSERT SOCIAL SECURITY NUMBER    FOR  VALUE  RECEIVED,   the  undersigned
    OR OTHER IDENTIFYING NUMBER         hereby sells,  assigns and transfers its
            OF ASSIGNEE                 right to purchase ___________ shares of
                                        Common Stock represented by the attached
                                        Warrant Certificate unto
   --------------------------------


   --------------------------------     ----------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

and does irrevocably constitute and appoint
                                            ------------------------------------
attorney to transfer the Warrant Certificate on the records of the Company with full power of substitution in the premises.

DATE:                                   SIGNATURE(S)*
       ------------------------------                ---------------------------

                                        *NOTICE  -   The   signature(s)  to  the
                                                     Purchase    Form   or   the
                                                     Assignment     Form    must
                                                     correspond  to the  name as
                                                     written  upon  the  face of
                                                     the Warrant  Certificate in
                                                     every  particular   without
                                                     alteration  or  enlargement
                                                     or any change whatsoever.

SIGNATURES GUARANTEED:

----------------------------------------
     The    signature(s)    should    be
     guaranteed by an eligible guarantor
     institution  (banks,  stockbrokers,
     savings and loan  associations  and
     credit unions with membership in an
     approved    medallion     signature
     guarantee program)